Exhibit 4.3

OMNIBUS AMENDMENT TO SPECIFIED TERMS DOCUMENTS

THIS OMNIBUS AMENDMENT TO SPECIFIED TERMS DOCUMENTS, dated as of August 27, 2019 (this “Agreement”), is entered into between: (i) Discover Card Execution Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and (ii) U.S. Bank National Association, a national banking association, as indenture trustee under the Indenture referred to below (in such capacity, the “Indenture Trustee”).

WHEREAS, the Indenture Trustee and the Issuer are parties to (i) the Amended and Restated Indenture, dated as of December 22, 2015, as supplemented by the Second Amended and Restated Indenture Supplement, dated as of December 22, 2015, as amended by Amendment No. 1 to Second Amended and Restated Indenture Supplement, dated as of the date hereof, each by and between the Issuer and the Indenture Trustee (collectively, the “Indenture”) and (ii) certain Class B Terms Documents and Class C Terms Documents listed on Exhibit A hereto (collectively, the “Specified Terms Documents”);

WHEREAS, the parties hereto intend to amend each of the Specified Terms Documents as set forth herein; and

WHEREAS, this Agreement is being entered into pursuant to Sections 1002 and 1003 of the Indenture, and all conditions precedent to the execution of this Agreement, as set forth in such Sections 1002 and 1003, have been satisfied.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    DEFINITIONS. As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined and (b) capitalized terms not so defined shall have the meanings set forth in the Indenture or the applicable Specified Terms Document, as applicable.

SECTION 2.    AMENDMENTS TO SPECIFIED TERMS DOCUMENTS.

(a)    The Class C(2016-1) Terms Document is hereby amended by adding the following definition to Section 1.01 in appropriate alphabetical order:

““Transfer” means any sale, transfer, assignment, exchange, participation, pledge, hypothecation, rehypothecation, or other grant of a security interest in or disposition of, a Class C(2016-1) Note.”

(b)    The Class C(2016-1) Terms Document is hereby amended by adding the following Section 2.14 immediately after Section 2.13:

“Section 2.14. Additional Requirements for Registration of and Limitations on Transfer and Exchange of Class C(2016-1) Notes. No Transfer (or purported Transfer) of a Class C(2016-1) Note (or economic interest therein) shall be made by Discover Bank, the Transferor or any person which is considered the same person as Discover Bank or the Transferor for U.S. federal income tax purposes (except to a person which is considered the same person as Discover Bank for such purposes) and any such Transfer (or purported Transfer) of such Class C(2016-1) Note shall be void ab initio unless an Opinion of Counsel is first delivered to the Indenture Trustee to the effect that such Class C(2016-1) Note will constitute debt for U.S. federal income tax purposes; provided that any such Class C(2016-1) Note may be pledged to a Federal Reserve Bank provided that the pledge thereof and the exercise of remedies by the Federal Reserve Bank in connection therewith shall be subject to the requirement that such Class C(2016-1) Note shall not be further transferrable unless an Opinion of Counsel is first delivered to the Indenture Trustee to the effect that such Class C(2016-1) Note will constitute debt for U.S. federal income tax purposes. If for tax or other reasons it may be necessary to track any such Class C(2016-1) Note (e.g., if a portion of the Class C(2016-1) Notes have original issue discount and a portion of the Class C(2016-1) Notes do not), tracking conditions such as requiring that such Class C(2016-1) Note be in definitive registered form may be required by the Transferor as a condition to such transfer.”

(c)    The Class B(2017-1) Terms Document is hereby amended by adding the following definition to Section 1.01 in appropriate alphabetical order:

““Transfer” means any sale, transfer, assignment, exchange, participation, pledge, hypothecation, rehypothecation, or other grant of a security interest in or disposition of, a Class B(2017-1) Note.”

(d)    The Class B(2017-1) Terms Document is hereby amended by adding the following Section 2.14 immediately after Section 2.13:

“Section 2.14. Additional Requirements for Registration of and Limitations on Transfer and Exchange of Class B(2017-1) Notes. No Transfer (or purported Transfer) of a Class B(2017-1) Note (or economic interest therein) shall be made by Discover Bank, the Transferor or any person which is considered the same person as Discover Bank or the Transferor for U.S. federal income tax purposes (except to a person which is considered the same person as Discover Bank for such purposes) and any such Transfer (or purported Transfer) of such Class B(2017-1) Note shall be void ab initio unless an Opinion of Counsel is first delivered to the Indenture Trustee to the effect that such Class B(2017-1) Note will constitute debt for U.S. federal income tax purposes; provided that any such Class B(2017-1) Note may be pledged to a Federal Reserve Bank provided that the pledge thereof and the exercise of remedies by the Federal Reserve Bank in connection therewith shall be subject to the requirement that such Class B(2017-1) Note shall not be further transferrable unless an Opinion of Counsel is first delivered to the Indenture Trustee to the effect that such Class B(2017-1) Note will constitute debt for U.S. federal income tax purposes. If for tax or other reasons it may be necessary to track any such Class B(2017-1) Note (e.g., if a portion of the Class B(2017-1) Notes have original issue discount and a portion of the Class B(2017-1) Notes do not), tracking conditions such as requiring that such Class B(2017-1) Note be in definitive registered form may be required by the Transferor as a condition to such transfer.”

(e)    The Class C(2017-1) Terms Document is hereby amended by adding the following definition to Section 1.01 in appropriate alphabetical order:

““Transfer” means any sale, transfer, assignment, exchange, participation, pledge, hypothecation, rehypothecation, or other grant of a security interest in or disposition of, a Class C(2017-1) Note.”

(f)    The Class C(2017-1) Terms Document is hereby amended by adding the following Section 2.14 immediately after Section 2.13:

“Section 2.14. Additional Requirements for Registration of and Limitations on Transfer and Exchange of Class C(2017-1) Notes. No Transfer (or purported Transfer) of a Class C(2017-1) Note (or economic interest therein) shall be made by Discover Bank, the Transferor or any person which is considered the same person as Discover Bank or the Transferor for U.S. federal income tax purposes (except to a person which is considered the same person as Discover Bank for such purposes) and any such Transfer (or purported Transfer) of such Class C(2017-1) Note shall be void ab initio unless an Opinion of Counsel is first delivered to the Indenture Trustee to the effect that such Class C(2017-1) Note will constitute debt for U.S. federal income tax purposes; provided that any such Class C(2017-1) Note may be pledged to a Federal Reserve Bank provided that the pledge thereof and the exercise of remedies by the Federal Reserve Bank in connection therewith shall be subject to the requirement that such Class C(2017-1) Note shall not be further transferrable unless an Opinion of Counsel is first delivered to the Indenture Trustee to the effect that such Class C(2017-1) Note will constitute debt for U.S. federal income tax purposes. If for tax or other reasons it may be necessary to track any such Class C(2017-1) Note (e.g., if a portion of the Class C(2017-1) Notes have original issue discount and a portion of the Class C(2017-1) Notes do not), tracking conditions such as requiring that such Class C(2017-1) Note be in definitive registered form may be required by the Transferor as a condition to such transfer.”

(g)    The Class B(2017-2) Terms Document is hereby amended by adding the following definition to Section 1.01 in appropriate alphabetical order:

““Transfer” means any sale, transfer, assignment, exchange, participation, pledge, hypothecation, rehypothecation, or other grant of a security interest in or disposition of, a Class B(2017-2) Note.”

(h)    The Class B(2017-2) Terms Document is hereby amended by adding the following Section 2.15 immediately after Section 2.14:

“Section 2.15. Additional Requirements for Registration of and Limitations on Transfer and Exchange of Class B(2017-2) Notes. No Transfer (or purported Transfer) of a Class B(2017-2) Note (or economic interest therein) shall be made by Discover Bank, the Transferor or any person which is considered the same person as Discover Bank or the Transferor for U.S. federal income tax purposes (except to a person which is considered the same person as Discover Bank for such purposes) and any such Transfer (or purported Transfer) of such Class B(2017-2) Note shall be void ab initio unless an Opinion of Counsel is first delivered to the Indenture Trustee to the effect that such Class B(2017-2) Note will constitute debt for U.S. federal income tax purposes; provided that any such Class B(2017-2) Note may be pledged to a Federal Reserve Bank provided that the pledge thereof and the exercise of remedies by the Federal Reserve Bank in connection therewith shall be subject to the requirement that such Class B(2017-2) Note shall not be further transferrable unless an Opinion of Counsel is first delivered to the Indenture Trustee to the effect that such Class B(2017-2) Note will constitute debt for U.S. federal income tax purposes. If for tax or other reasons it may be necessary to track any such Class B(2017-2) Note (e.g., if a portion of the Class B(2017-2) Notes have original issue discount and a portion of the Class B(2017-2) Notes do not), tracking conditions such as requiring that such Class B(2017-2) Note be in definitive registered form may be required by the Transferor as a condition to such transfer.”

(i)    The Class C(2017-2) Terms Document is hereby amended by adding the following definition to Section 1.01 in appropriate alphabetical order:

““Transfer” means any sale, transfer, assignment, exchange, participation, pledge, hypothecation, rehypothecation, or other grant of a security interest in or disposition of, a Class C(2017-2) Note.”

(j)    The Class C(2017-2) Terms Document is hereby amended by adding the following Section 2.15 immediately after Section 2.14:

“Section 2.15. Additional Requirements for Registration of and Limitations on Transfer and Exchange of Class C(2017-2) Notes. No Transfer (or purported Transfer) of a Class C(2017-2) Note (or economic interest therein) shall be made by Discover Bank, the Transferor or any person which is considered the same person as Discover Bank or the Transferor for U.S. federal income tax purposes (except to a person which is considered the same person as Discover Bank for such purposes) and any such Transfer (or purported Transfer) of such Class C(2017-2) Note shall be void ab initio unless an Opinion of Counsel is first delivered to the Indenture Trustee to the effect that such Class C(2017-2) Note will constitute debt for U.S. federal income tax purposes; provided that any such Class C(2017-2) Note may be pledged to a Federal Reserve Bank provided that the pledge thereof and the exercise of remedies by the Federal Reserve Bank in connection therewith shall be subject to the requirement that such Class C(2017-2) Note shall not be further transferrable unless an Opinion of Counsel is first delivered to the Indenture Trustee to the effect that such Class C(2017-2) Note will constitute debt for U.S. federal income tax purposes. If for tax or other reasons it may be necessary to track any such Class C(2017-2) Note (e.g., if a portion of the Class C(2017-2) Notes have original issue discount and a portion of the Class C(2017-2) Notes do not), tracking conditions such as requiring that such Class C(2017-2) Note be in definitive registered form may be required by the Transferor as a condition to such transfer.”

(k)    The Class B(2018-1) Terms Document is hereby amended by adding the following definition to Section 1.01 in appropriate alphabetical order:

““Transfer” means any sale, transfer, assignment, exchange, participation, pledge, hypothecation, rehypothecation, or other grant of a security interest in or disposition of, a Class B(2018-1) Note.”

(l)    The Class B(2018-1) Terms Document is hereby amended by adding the following Section 2.15 immediately after Section 2.14:

“Section 2.15. Additional Requirements for Registration of and Limitations on Transfer and Exchange of Class B(2018-1) Notes. No Transfer (or purported Transfer) of a

Class B(2018-1) Note (or economic interest therein) shall be made by Discover Bank, the Transferor or any person which is considered the same person as Discover Bank or the Transferor for U.S. federal income tax purposes (except to a person which is considered the same person as Discover Bank for such purposes) and any such Transfer (or purported Transfer) of such Class B(2018-1) Note shall be void ab initio unless an Opinion of Counsel is first delivered to the Indenture Trustee to the effect that such Class B(2018-1) Note will constitute debt for U.S. federal income tax purposes; provided that any such Class B(2018-1) Note may be pledged to a Federal Reserve Bank provided that the pledge thereof and the exercise of remedies by the Federal Reserve Bank in connection therewith shall be subject to the requirement that such Class B(2018-1) Note shall not be further transferrable unless an Opinion of Counsel is first delivered to the Indenture Trustee to the effect that such Class B(2018-1) Note will constitute debt for U.S. federal income tax purposes. If for tax or other reasons it may be necessary to track any such Class B(2018-1) Note (e.g., if a portion of the Class B(2018-1) Notes have original issue discount and a portion of the Class B(2018-1) Notes do not), tracking conditions such as requiring that such Class B(2018-1) Note be in definitive registered form may be required by the Transferor as a condition to such transfer.”

(m)    The Class B(2018-2) Terms Document is hereby amended by adding the following definition to Section 1.01 in appropriate alphabetical order:

““Transfer” means any sale, transfer, assignment, exchange, participation, pledge, hypothecation, rehypothecation, or other grant of a security interest in or disposition of, a Class B(2018-2) Note.”

(n)    The Class B(2018-2) Terms Document is hereby amended by adding the following Section 2.15 immediately after Section 2.14:

“Section 2.15. Additional Requirements for Registration of and Limitations on Transfer and Exchange of Class B(2018-2) Notes. No Transfer (or purported Transfer) of a Class B(2018-2) Note (or economic interest therein) shall be made by Discover Bank, the Transferor or any person which is considered the same person as Discover Bank or the Transferor for U.S. federal income tax purposes (except to a person which is considered the same person as Discover Bank for such purposes) and any such Transfer (or purported Transfer) of such Class B(2018-2) Note shall be void ab initio unless an Opinion of Counsel is first delivered to the Indenture Trustee to the effect that such Class B(2018-2) Note will constitute debt for U.S. federal income tax purposes; provided that any such Class B(2018-2) Note may be pledged to a Federal Reserve Bank provided that the pledge thereof and the exercise of remedies by the Federal Reserve Bank in connection therewith shall be subject to the requirement that such Class B(2018-2) Note shall not be further transferrable unless an Opinion of Counsel is first delivered to the Indenture Trustee to the effect that such Class B(2018-2) Note will constitute debt for U.S. federal income tax purposes. If for tax or other reasons it may be necessary to track any such Class B(2018-2) Note (e.g., if a portion of the Class B(2018-2) Notes have original issue discount and a portion of the Class B(2018-2) Notes do not), tracking conditions such as requiring that such Class B(2018-2) Note be in definitive registered form may be required by the Transferor as a condition to such transfer.”

(o)    The Class C(2018-1) Terms Document is hereby amended by adding the following definition to Section 1.01 in appropriate alphabetical order:

““Transfer” means any sale, transfer, assignment, exchange, participation, pledge, hypothecation, rehypothecation, or other grant of a security interest in or disposition of, a Class C(2018-1) Note.”

(p)    The Class C(2018-1) Terms Document is hereby amended by adding the following Section 2.15 immediately after Section 2.14:

“Section 2.15. Additional Requirements for Registration of and Limitations on Transfer and Exchange of Class C(2018-1) Notes. No Transfer (or purported Transfer) of a Class C(2018-1) Note (or economic interest therein) shall be made by Discover Bank, the Transferor or any person which is considered the same person as Discover Bank or the Transferor for U.S. federal income tax purposes (except to a person which is considered the same person as Discover Bank for such purposes) and any such Transfer (or purported Transfer) of such Class C(2018-1) Note shall be void ab initio unless an Opinion of Counsel is first delivered to the Indenture Trustee to the effect that such Class C(2018-1) Note will constitute debt for U.S. federal income tax purposes; provided that any such Class C(2018-1) Note may be pledged to a Federal Reserve Bank provided that the pledge thereof and the exercise of remedies by the Federal Reserve Bank in connection therewith shall be subject to the requirement that such Class C(2018-1) Note shall not be further transferrable unless an Opinion of Counsel is first delivered to the Indenture Trustee to the effect that such Class C(2018-1) Note will constitute debt for U.S. federal income tax purposes. If for tax or other reasons it may be necessary to track any such Class C(2018-1) Note (e.g., if a portion of the Class C(2018-1) Notes have original issue discount and a portion of the Class C(2018-1) Notes do not), tracking conditions such as requiring that such Class C(2018-1) Note be in definitive registered form may be required by the Transferor as a condition to such transfer.”

(q)    Each Specified Terms Document is hereby amended by adding the following paragraph as the last paragraph of the legend of the Form of Note attached as Exhibit A thereto:

“TRANSFER OF THIS NOTE IS SUBJECT TO RESTRICTIONS AS PROVIDED IN THE TERMS DOCUMENT. NO TRANSFER OF THIS NOTE SHALL BE MADE BY DISCOVER BANK (“DISCOVER”), THE TRANSFEROR OR ANY PERSON WHICH IS CONSIDERED THE SAME PERSON AS DISCOVER OR THE TRANSFEROR FOR U.S. FEDERAL INCOME TAX PURPOSES (EXCEPT TO A PERSON WHICH IS CONSIDERED THE SAME PERSON AS DISCOVER FOR SUCH PURPOSES) AND ANY SUCH TRANSFER SHALL BE VOID AB INITIO UNLESS AN OPINION OF COUNSEL IS FIRST DELIVERED TO THE INDENTURE TRUSTEE TO THE EFFECT THAT THIS NOTE WILL CONSTITUTE DEBT FOR U.S. FEDERAL INCOME TAX PURPOSES; PROVIDED THAT THIS NOTE MAY BE PLEDGED TO A FEDERAL RESERVE BANK PROVIDED THAT THE PLEDGE THEREOF AND THE EXERCISE OF REMEDIES BY THE FEDERAL RESERVE BANK IN CONNECTION THEREWITH SHALL BE SUBJECT TO THE REQUIREMENT THAT THIS NOTE SHALL NOT BE FURTHER TRANSFERRABLE UNLESS AN OPINION OF COUNSEL IS FIRST DELIVERED TO THE INDENTURE TRUSTEE TO THE EFFECT THAT THIS NOTE WILL CONSTITUTE DEBT FOR U.S. FEDERAL INCOME TAX PURPOSES.”

SECTION 3.    EFFECTIVENESS. This Agreement shall become effective as of the date first set forth above; provided that (i) each of the Indenture Trustee and the Issuer shall have executed and delivered a counterpart of this Agreement, (ii) the Rating Agency Condition shall have been satisfied and (iii) the Issuer shall have received written consent from the holder of the Class B Notes and Class C Notes issued pursuant to the Specified Terms Documents to enter into this Agreement as evidenced by the execution of the agreement and acknowledgement hereto.

SECTION 4.    BINDING EFFECT; RATIFICATION. (a) On and after the execution and delivery hereof, (i) this Agreement shall be a part of each of the Specified Terms Documents and (ii) each reference in any Specified Terms Document to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to any Specified Terms Document, shall mean and be a reference to the applicable Specified Terms Document as amended hereby.

(b)    Except as expressly amended hereby, each Specified Terms Document shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5.    NO RECOURSE. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

SECTION 6.    NO PETITION. The Indenture Trustee covenants that it will not directly or indirectly institute or cause to be instituted against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Federal or state bankruptcy law and it will not directly or indirectly institute or cause to be instituted against the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Federal or state bankruptcy law in any instance; provided, that the foregoing shall not in anyway limit the Noteholders’ rights to pursue any other creditor rights or remedies that the Noteholders may have for claims against the Issuer.

SECTION 7.    MISCELLANEOUS. (a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)    Headings used herein are for convenience of reference only and shall not affect the meaning of this Agreement.

(c)    This Agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

(d)    The Indenture Trustee is not responsible for the validity or sufficiency of this Agreement or the recitals contained herein.

*    *    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer

By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee on behalf of the Issuer

By:	/s/ Dorri Costello

Name:	Dorri Costello

Title:	Vice President

S-1	Omnibus Amendment to Specified Terms Documents

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as the Indenture Trustee

By:	/s/ Christopher J. Nuxoll

Name:	Christopher J. Nuxoll

Title:	Vice President

S-2	Omnibus Amendment to Specified Terms Documents

AS AGREED AND ACKNOWLEDGED BY:

DISCOVER PRODUCTS INC., as sole Holder of the Class B(2017-1) Notes, Class B(2017-2) Notes, Class B(2018-1) Notes, Class B(2018-2) Notes, Class C(2016-1) Notes, Class C(2017-1) Notes Class C(2017-2) Notes, Class C(2018-1) Notes

By:	/s/ Timothy J. Schmidt

Name:	Timothy J. Schmidt

Title:	Senior Vice President and Treasurer

S-3	Omnibus Amendment to Specified Terms Documents

EXHIBIT A

1.	The Class B(2017-1) Terms Document, dated as of May 31, 2017 (the “Class B(2017-1) Terms Document”), between the Indenture Trustee and the Issuer.

2.	The Class B(2017-2) Terms Document, dated as of December 7, 2017 (the “Class B(2017-2) Terms Document”), between the Indenture Trustee and the Issuer.

3.	The Class B(2018-1) Terms Document, dated as of August 30, 2018 (the “Class B(2018-1) Terms Document”), between the Indenture Trustee and the Issuer.

4.	The Class B(2018-2) Terms Document, dated as of September 27, 2018 (the “Class B(2018-2) Terms Document”), between the Indenture Trustee and the Issuer.

5.	The Class C(2016-1) Terms Document, dated as of August 26, 2016 (the “Class C(2016-1) Terms Document”), between the Indenture Trustee and the Issuer.

6.	The Class C(2017-1) Terms Document, dated as of May 31, 2017 (the “Class C(2017-1) Terms Document”), between the Indenture Trustee and the Issuer.

7.	The Class C(2017-2) Terms Document, dated as of December 7, 2017 (the “Class C(2017-2) Terms Document”), between the Indenture Trustee and the Issuer.

8.	The Class C(2018-1) Terms Document, dated as of September 27, 2018 (the “Class C(2018-1) Terms Document”), between the Indenture Trustee and the Issuer.

Omnibus Amendment to Specified Terms Documents